QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 19, 2002

Credit Suisse First Boston (USA), Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)
1-6862 (Commission File Number)	13-1898818 (I.R.S. Employer (Identification No.)
Eleven Madison Avenue, New York, New York (Address of principal executive office)	10010 (Zip Code)
(212) 325-2000 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Item 5. Other Events

        As previously reported, Credit Suisse First Boston Corporation has received a subpoena from the U. S. Department of Justice and from the Commonwealth of Massachusetts as well as a request for information from a U.S. Congressional Committee relating to research departments. On September 19, 2002, the Commonwealth of Massachusetts through the Office of the Secretary has referred this matter to the New York State Attorney General for consideration as to whether a criminal proceeding should be initiated. We are cooperating fully with all of these inquiries.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse First Boston (USA), Inc.
By:	/s/ DAVID C. FISHER David C. Fisher Chief Accounting Officer

September 23, 2002

QuickLinks

  Item 5. Other Events